EXHIBIT 99(i)
Comm Bancorp, Inc.
Board of Directors
April 30, 2008

Resolution to Appoint
Board Members to serve
on the Executive Compensation
Committee of Comm Bancorp, Inc.

     BE IT RESOLVED, that the following persons are appointed by the Board of Directors, in accordance with Section 12.2 of the Bylaws, to serve as members on committees of Comm Bancorp, Inc. as may be deemed necessary for the efficient operations of Comm Bancorp, Inc.: Executive Compensation Committee; John P. Kameen, Chairperson; Judd B. Fitze and Erwin T. Kost.